Exhibit 99.1

SIGA Technologies Receives Additional $20 Million from NIH for
ST-246 Antiviral Therapeutic Development

New York, New York, September 18, 2008 - SIGA Technologies, Inc. (NASDAQ: SIGA), a company specializing in the development of pharmaceutical agents to fight bio-warfare pathogens, today announced that it has received an additional $20 million from the National Institute of Allergy and Infectious Disease (NIAID), a division of the National Institutes of Health (NIH), to accelerate development of ST-246 for a therapeutic indication.

The Office of the Biomedical Advance Research and Development Authority (BARDA), Department of Health and Human Services (HHS), has provided this funding to NIAID to advance research and development of biodefense products such as ST-246.  This additional funding will be supplemental funding for SIGA’s existing $16.5 million contract and will be used to accelerate process development related to large-scale manufacturing and packaging of the drug and commercial-scale validation.

Commenting on the contract, Dr. Dennis E. Hruby, SIGA’s Chief Scientific Officer and Prinicpal Investigator on the award, stated, “Funding provided by this contract brings us one step closer to our goal of commercialization by allowing us to initiate commercial manufacturing of the drug in a timely manner and supporting the operating process.  The support that we continue to receive from NIH for research and development of ST-246, we believe, speaks to the urgent need for a smallpox antiviral, as well as the continued success demonstrated by ST-246.”

Dr. Eric Rose, SIGA’s Chief Executive Officer, continued, “We have made considerable achievements thus far in our R&D efforts with ST-246, and are confident that we are on the right path to bring this drug to market to help prevent or contain the effects of any biological warfare attack using the smallpox virus in the United States or around the world, should the need arise.”

About SIGA Technologies, Inc.
SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents to fight potential bio-warfare pathogens. SIGA has antiviral programs targeting smallpox and other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). For more information about SIGA, please visit SIGA’s Web site at http://www.siga.com/.

Forward-looking Statements
This press release contains or implies certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the continued development and possible eventual approval of such products. Forward-looking statements are based on management’s estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond SIGA’s control. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, (e) SIGA may not be able to secure or enforce sufficient legal rights in its products, including sufficient patent protection for its products and (f) regulatory approval for SIGA’s products may require further or additional testing that will delay or prevent approval. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA’s filings with the Securities and Exchange Commission, including SIGA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact:
KCSA Strategic Communications
Todd Fromer / Marybeth Csaby / David Burke
212-896-1215 / 1236 / 1258
Tfromer@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com